SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-GRAY TV INC CLASS A
GAMCO ASSET MANAGEMENT INC.
8/08/07 1,000- 7.3950
8/07/07 900 7.5289
8/06/07 1,000 7.2500
6/29/07 1,000 9.4180
6/15/07 12,000 9.5000
6/15/07 5,000 9.5500
6/15/07 12,700 9.5000
6/12/07 25,000 9.6500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.